UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2018

______________________

LED LIGHTING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	000-54146	46-3457679
(State or other jurisdiction of	Commission file number	(IRS Employer
incorporation or organization)		Identification No.)

405 East D Street

Suite G, Petaluma, California 94952405 East D Street

Suite G, Petaluma, California 94952

(Address of principal executive offices)

(415) 819-1157

(Registrant’s telephone number)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 17, 2018, LED Lighting Company (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with DataSight, Inc., a Nevada corporation (“DataSight”), and the shareholders of DataSight (the “DataSight Shareholders”) which own over 90% of the outstanding shares of DataSight and all of the outstanding options issued by DataSight. Under the terms of the Exchange Agreement, the Company will acquire DataSight through the acquisition of all of the outstanding stock of DataSight.  In exchange, the Company will issue to the DataSight Shareholders up to 7,329,000 shares of Company stock (the “Company Shares”) and will issue new options to the DataSight Shareholders which hold options.  Upon the closing of the Exchange Agreement, the Company would own DataSight as a subsidiary and the Company intends to change its name to “DataSight Corporation” and operate the DataSight business plan.  DataSight uses drones, specialized sensors and proprietary techniques to gather hard-to-get data in difficult environments to enable DataSight customers to make informed decisions.

The Company currently has 26,157,195 shares of common stock outstanding and has committed to having no more than 1,072,713 shares of common stock outstanding as of the closing of the Exchange Agreement. Upon completion of the Exchange Agreement the Company will have approximately 8,401,713 outstanding shares of common stock. The closing of the Exchange Agreement would result in a change of control of the Company.

The Exchange Agreement contains representations and warranties of the Company, DataSight and the DataSight Shareholders, and closing conditions, customary for a transaction of this nature, including obtaining Company shareholder approval of an amendment to the Company’s certificate of incorporation to (i) change the Company’s name to “DataSight Corporation” and (ii) complete a 26 to 1 reverse split of the outstanding shares of Company common stock.  The parties anticipate the closing will occur on or before September 30, 2018.   The Exchange Agreement may be terminated by mutual consent of DataSight and the Company or by either party if the closing is not completed by September 30, 2018.  The foregoing summary and description of the terms of the transaction contemplated under the Exchange Agreement contained herein is qualified in its entirety by reference to a form of the agreement, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.Description

10.24Exchange Agreement dated August 14, 2018 by and among the Company, DataSight and certain shareholders of DataSight

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 LED LIGHTING COMPANY

Dated:  August 20, 2018By: /s/ Kevin Kearney

 Kevin Kearney

Chief Executive Officer